DEAN HELLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390
Filed in the office of /s/ Dean Heller Dean Heller Secretary of State State of Nevada	Document Number 20060789384-77
Filing Date and Time 12/08/2006 12:25 PM
Entity Number C17952-1994

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(PURSUANT TO NRS 78.385 AND 78.390 – After Issuance of Stock)

1.	Name of Corporation:

Curlew Resources Corporation (C17952-1994

2.	The articles have been amended as follows (provided article number, if available):

(Current) Article I: Name: Curlew Resources Corporation (Change To): Name: Buyer Group international, Inc.

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:   75%

4.	Effective date of filing (optional): 12/5/06

5.	Officer Signature (Required): X /s/Charles R. Shirley

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote.  In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER Secretary of State 204 North Carson Street, Ste 1 Carson City, Nevada 89701-4069 (775) 684-5708 Website: secretaryofstate.biz

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390
Filed in the office of /s/ Ross Miller Ross Miller Secretary of State State of Nevada	Document Number 20080313679-09
Filing Date and Time 05/06/2008 8:00 AM
Entity Number C17952-1994

USE BLACK INK ONLY – DO NOT HIGHLIGHT	ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(PURSUANT TO NRS 78.385 AND 78.390 – After Issuance of Stock)

1.	Name of Corporation:

Buyer Group international, Inc.

2.	The articles have been amended as follows (provided article number, if available):

Article Reference: Capitalization of Company Authorization Shares: 400,000,000 (Four Hundred Million) Par Value: $.001 One tenth of one cent

3.
The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:   65%

4.	Effective date of filing (optional):

5.	Officer Signature (Required): X /s/

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote.  In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

ARTICLES OF INCORPORATION

Of

CURLEW RESOURCES CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

That, We, the undersigned, have this day formed a corporation under the General Corporation Laws of the State of Nevada, as set forth in Chapter 78;NRS, and as originally approved March 21, 1925, and all acts amendatory thereto and in addition thereto, and to that end, we do hereby declare and certify that the facts hereinafter stated are true:

ARTICLE 1

That the name of the corporation is: CURLEW RESOURCES CORPORATION

ARTICLE II

The registered Agent, John W. Hoffman, Esquire, and the registered Office, 429 West Plumb Lane, Reno, Nevada 89509, are both located at 429 West Plumb Lane, Reno, Washoe County, Nevada.

ARTICLE III

That the nature of the business to be transacted, promoted and carries on, and for which the Corporation is formed, is as follows:

(a)	To engage in, carry on and conduct any lawful business;

(b)	To engage in any lawful activity;

(c)
In establishing and carrying on such business, or for the purpose of attaining any of its objectives or purposes, to perform an exercise a and all acts and things which a natural person could do or be permitted by law; and to perform any and every act and thing necessary, suitable or proper to accomplish and carryout the purposes and objectives above set forth, or which at any time may become necessary thereto; Provided, however, that the Corporation shall not engage in the following business:  insurance, mutual fire insurance, surety, express company, railroad trust company, building and loan association, banking business, or public utility;

(d)	That the foregoing statement of purposes shall be construed as a statement of both purposes and powers.

ARTICLE IV

That the members of the governing board of this Corporation shall be styled “Directors,” and their number shall not be less than (2) nor more than (10), and , in this respect, that the Board of Directors of this Corporation shall be expressly vested with the power to increase or decrease the number of such Directors within the limits above stated as provided by NRS 78.330, except that no decrease in the number of Directors shall prevent any incumbent Director from serving the balance of the term from which he or she was duly elected or appointed, unless he or she is removed from office in accordance with law; that all vacancies, including those caused by an increase in the number of Directors, maybe filled by a vote of a majority of the remaining Directors, though less than a quorum; that Director so appointed to fill any vacancy shall serve until the next Annual Meeting of Stockholders, and until their successors are elected and qualified.

That the First Board of Directors of the Corporation shall consist of two (2) members, whose name and addresses are as follows:

Name	Address

Robert Pincombe	22 14 64th Avenue
Rt: 8
Langley, B.C. V5R6H4

Donald Clark	3634 Williams
Vancouver, B.C. V5K5E6

ARETICLE V

That the amount of total authorized capital stock of this Corporation shall consist of 20-5 thousand (25,000) shares of common stock having no par value.

ARTICLE VI

That the capital stock Corporation, when issued and delivered, shall be conclusively deemed to have been paid for in full; that the capital stock of the Corporation shall not be subject to assessment to pay the debts of the Corporation, or for any other reason, after the subscription price or par value has been paid.

ARTICLE VII

That there shall be no cumulative voting of stock; that each Stockholder shall have one vote for each and every share of common stock owned by him or her or standing in his or her name on the books of the Corporation.

ARTICLE VIII

That the private property Stockholders of the Corporation shall be, and hereby is made, forever exempt from liability for debts or obligations of the Corporation.

ARTICLE IX

To the maximum extent permitted under Nevada Law, no director nor any officer of the Corporation shall have any personal liability to the Corporation or its shareholders for breach of any fiduciary duty as a director or officer, except for any acts or omissions which involve intentional misconduct, fraud, knowing violation of law.

ARTICLE X

That the names and addresses of the Incorporators of this Corporation are as follows:

Name	Address

Molly Smith	429 West Plumb Lane
Reno, Nevada 89509

Pamala Kay Carmon	429 West Plumb Lane
Reno, Nevada 89509

Lydia Evans	429 West Plumb Lane
Reno, Nevada 89509

ARTICLE XI

That the duration of this Corporation shall be perpetual.

IN WITNESS WHEREOF, we have hereunto set our hands and seals this 15th day of November, 1994.

/s/ Molly Smith
MOLLY SMITH

/s/ Pamala Kay Carmon
PAMALA KAY CARMON

/s/ Lydia Evans
LYDIA EVANS

STATE OF NEVADA               )

SS.

COUNTY OF WASHOE           )

On the 15th day of November, 1994, personally appeared before me, a Notary Public, MOLLY SMITH, PAMALA KAY CARMON, LYDIA EVANS, who acknowledged to me that they executed the forgoing instrument.

/s/  Sharon L. Martine

NOTARY PUBLIC

[SEAL]	Sharon L. Martine Notary Public: State of Nevada Appointment Accepted in Washoe County MY APPOINTMENT EXPIRES MAY 15, 1995